FOURTH AMENDMENT TO
                              EMPLOYMENT AGREEMENT


                  This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the 1st day of January, 2002 by and between CHECKPOINT SYSTEMS, INC. ("CSI") and MICHAEL E. SMITH ("Executive").

                  WHEREAS, CSI and Executive are parties to an Employment Agreement dated July 1, 1995, as amended on July 1, 1997, March 25, 1999 and July 17, 2001 ("Agreement"); and

                  WHEREAS, CSI has determined it is in its best interests to modify the Agreement by amending the term of employment, as well as to provide various other incentives as described herein in order to encourage the Executive to continue with his employment as indicated herein;

                  NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and intending to be bound hereby, the parties agree as follows:

                  1. Section 1. Employment and Term is hereby amended so that the expiration date of the term shall be extended until April 15, 2002.

                  2. Section 3. Compensation, Subsection A. is hereby amended so that the Base Salary payable effective as of the date hereof and payable thru April 15, 2002 shall be increased by Fifty Thousand Dollars ($50,000.00) per annum to Four Hundred Fifty Thousand Dollars ($450,000.00) per annum.

                  3. The extension of the Term as provided in Section 1 above, shall not be considered as an "extension or new agreement" solely for purposes of determining Executive's entitlement to severance benefits as provided in
Section 6.E. Therefore, Executive shall be entitled to receive severance pay for a period of thirty (30) months consisting of the payment of one hundred percent (100%) of Executive's monthly Base Salary as of the date hereof, payable on the date of termination, and continuation of health insurance benefits, life and disability insurance benefits and 401(K) benefits contemporaneous with the severance pay. Payment shall be made, regardless of the reason for termination, in recognition of the agreement of the parties that the severance payment has been earned effective as of January 1, 2002; regardless of this Amendment providing for an extension of the Term. If Executive voluntarily terminates his employment prior to April 15, 2002, Executive's monthly Base Salary, for purposes of calculating the severance payment provided in Section 6.E., shall be reduced from his current monthly Base Salary to his monthly Base Salary as of December 31, 2001.

                  4. As an incentive bonus, Executive shall be paid the sum of Two Hundred Thousand Dollars ($200,000.00), due and payable on April 15,
2002, provided only that Executive has not voluntarily terminated his employment prior to April 15, 2002.

                  5. If Executive has not voluntarily terminated his employment prior to April 15, 2002:

                  (a) all CSI stock options held by Executive that have an exercise price of $15.50 per share or less and would not otherwise be vested as of April 15, 2002 shall be vested as of April 15, 2002; and

                  (b) all vested CSI stock options held by Executive shall remain exercisable for a period 180 days following his termination of employment.

                  6. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and cannot be changed or terminated orally. This Agreement supersedes all prior and contemporaneous written or oral agreements between the parties relating to the subject matter hereof. No modification or waiver of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

ATTEST:                                     CHECKPOINT SYSTEMS, INC.



________________________________            By:_____________________________



WITNESS:



---------------------------------           ----------------------------------
                                                 Michael E. Smith